EXHIBIT 10.1

AMENDED AND RESTATED COMMERCIAL PAPER DEALER AGREEMENT

[4(2) Commercial Paper Program]

This Amended and Restated Commercial Paper Dealer Agreement, dated as of May 3, 2006, confirms the agreement among Banc of America Securities LLC (“BancAmerica”), Merrill Lynch Money Markets Inc. (“Merrill”) and AllianceBernstein L.P., formerly known as Alliance Capital Management L.P. (the “Partnership”), whereby each of BancAmerica and Merrill, severally and not jointly, will act as a dealer with respect to the promissory notes to be issued by the Partnership, which will be issued either in physical bearer form or book-entry form, and amends and restates the Commercial Paper Dealer Agreement, dated as of December 14, 1999 (the “1999 Dealer Agreement”) among Goldman, Sachs & Co. (“Goldman”), BancAmerica and the Partnership. Each of BancAmerica and Merrill is also sometimes referred to herein as a “Dealer” and collectively as the “Dealers.”  Notes in book-entry form will be represented by master notes registered in the name of a nominee of The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. The promissory notes shall (a) be issued in denominations of not less than $250,000; (b) have maturities not exceeding 270 days from the date of issue; and (c) not contain any condition of redemption or right to prepay. Such notes, including the master notes, shall hereinafter be referred to as “Commercial Paper” or “Notes.”  Certain terms used in this Agreement are defined in paragraph 11 below. Any Exhibits described in this Agreement are hereby incorporated by reference into this Agreement and made fully a part hereof.

1.        (a)        The Partnership represents and warrants to the Dealers that:  (i) the Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware; (ii) this Agreement and the amended and restated issuing and paying agency agreement dated as of May 3, 2006 with Deutsche Bank National Trust Company (the “Issuing and Paying Agent”, which term shall include any successor issuing and paying agent under such agreement), a copy of which has been provided to each of the Dealers (as such agreement may be amended or supplemented from time to time, the “Issuing Agreement”), have been duly authorized, executed and delivered by the Partnership and each constitutes the valid and legally binding obligation of the Partnership enforceable in accordance with its respective terms subject to any applicable law relating to or affecting indemnification for liability under the securities laws, and except to the extent such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and the applicability of equitable principles thereto whether in a proceeding of law or in equity; (iii) the Notes have been duly authorized and, when issued and duly delivered in accordance with the Issuing Agreement, will constitute the valid and legally binding obligations of the Partnership, enforceable in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and the applicability of equitable principles thereto whether in a proceeding of law or in equity; (iv) the private placement memorandum approved by the Partnership for distribution pursuant to Section 7 hereof (the “Private Placement Memorandum”) and the Annual Report on Form 10-K of the Partnership, for the fiscal year ended December 31, 2005 and other documents subsequently filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Partnership (together, the “Offering Materials”), taken as a whole, except insofar as any information therein relates to BancAmerica or Merrill (or their respective affiliates), each in its respective capacity as dealer hereunder, do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (v) the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended; (vi) the Partnership is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (vii) the Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Partnership; (viii) no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required for the Partnership to authorize, or is otherwise required in connection with the execution, delivery or performance by the Partnership of, this Agreement, the Notes or the Issuing Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; (ix) neither the execution and delivery of this Agreement and the Issuing Agreement, nor the issuance of the Notes in accordance with the Issuing Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Partnership, will (A) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Partnership, which mortgage, lien, charge or encumbrance would have a material adverse effect on the financial condition or operations of the Partnership and its subsidiaries considered as one enterprise, or (B) violate or result in a breach or a default under any of the terms of the Partnership’s limited partnership certificate or agreement, any contract or instrument to which the Partnership is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Partnership is subject or by which it or its property is bound, which violation, breach or default would have a material adverse effect on the financial condition or operations of the Partnership and its subsidiaries considered as one enterprise or the ability of the Partnership to perform its obligations under this Agreement, the Notes or the Issuing Agreement; and (x) except as may be disclosed in the Offering Materials, there is no litigation or governmental proceeding pending, or to the knowledge of the Partnership threatened, against or affecting the Partnership or any of its subsidiaries which would have a material adverse effect on the financial condition or operations of the Partnership and its subsidiaries considered as one enterprise or the ability of the Partnership to perform its obligations under this Agreement, the Notes or the Issuing Agreement.

(b)           Each sale of a Note by the Partnership under this Agreement shall constitute an affirmation that the foregoing representations and warranties remain true and correct at the time of sale, and will remain true and correct at the time of delivery, of such Note, and since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the financial condition or operations of the Partnership and its subsidiaries considered as one enterprise which has not been disclosed to the Dealers in writing.

2.             Each of the Dealers may, from time to time, but shall not be obligated to, purchase Commercial Paper from the Partnership.

3.             Prior to the initial issuance of Commercial Paper, the Partnership shall have delivered to each of the Dealers an incumbency certificate identifying persons authorized to sign Commercial Paper on the Partnership’s behalf and containing the true signatures of each of such persons.

4.             Prior to the initial issuance of Commercial Paper, the Partnership shall have supplied each of the Dealers with an opinion or opinions of counsel addressing the matters set forth in paragraph 1(a)(i)-(iii), (v) – (vi) and (viii) above and such other matters as the Dealers shall reasonably request, such opinion or opinions to be in form and substance satisfactory to the Dealers.

5.             All transactions in Commercial Paper between each of the Dealers and the Partnership shall be in accordance with the custom and practice in the commercial paper market. In accordance with such custom and practice, the purchase of Commercial Paper by the applicable Dealer shall be negotiated verbally between the applicable Dealer’s personnel and the authorized representative of the Partnership. Such negotiation shall determine the principal amount of Commercial Paper to be sold, the discount rate or interest rate applicable thereto, and the maturity thereof. The applicable Dealer’s fee for such sales shall be included in the discount rate with respect to Commercial Paper issued at a discount, or stated separately as a fee, in the case of Commercial Paper bearing interest. The applicable Dealer shall confirm each transaction made with the Partnership in writing in such Dealer’s customary form. Delivery and payment of Commercial Paper shall be effected in accordance with the Issuing Agreement.

6.             The applicable Dealer shall pay for the Notes purchased by such Dealer in immediately available funds on the business day such Notes, executed in a manner satisfactory to such Dealer, are delivered to such Dealer in the case of physical bearer Notes, or in the case of book-entry Notes, on the business day such Notes are credited to such Dealer’s Participant Account at DTC. Payment shall be made in any manner permitted in the Issuing Agreement. The amount payable by the applicable Dealer to the Partnership shall be (i) in the case of discount Notes, the face value thereof less the original issue discount and less the compensation payable to such Dealer and (ii) in the case of interest to follow Notes, the face value thereof less the compensation payable to such Dealer.

7.             From and after the date of this Agreement, the Partnership will supply to each of the Dealers on a continuing basis three copies of all annual and quarterly and other reports filed by the Partnership pursuant to Section 13 of the Exchange Act, and reports mailed by the Partnership to its unitholders (in their capacity as unitholders), plus such other information as the

Dealers may reasonably request; provided, however, that so long as such reports or other information is available on the Partnership’s website, delivery to each of the Dealers shall be deemed to have occurred when such information first becomes available on the Partnership’s website. The Partnership understands, however, that the Dealers shall distribute or otherwise use any informational documents concerning the Partnership, including the Private Placement Memorandum, only with the prior review and approval of the Partnership. The Partnership further undertakes to supply copies of such reports when requested by any Commercial Paper customer of the Dealers, as set forth in the Private Placement Memorandum. The Partnership further agrees to notify the Dealers promptly upon the occurrence of any event or other development, the result of which causes the informational documents and the Partnership’s annual or quarterly and other reports filed pursuant to Section 13 of the Exchange Act, taken as a whole, to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The Partnership agrees promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Partnership shall make such supplement or amendment available to the Dealers.

8.             (a)  Partnership agrees to indemnify and hold harmless each Dealer and each person, if any, who controls such Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Indemnitee”), against any and all losses, claims, damages, liabilities or expenses, joint or several, to which any Indemnitee may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Offering Materials, taken as a whole, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (ii) the breach by the Partnership of any agreement, covenant or representation made in or pursuant to this Agreement, and the Partnership further agrees to reimburse each Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon such untrue statement or omission contained in the Offering Materials which relates to a Dealer (or its affiliates) in its capacity as dealer hereunder provided by such Dealer in writing expressly for inclusion in the Private Placement Memorandum. At the date hereof, the only such material is such Dealer’s contact information included in the Private Placement Memorandum.

(b)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 8(a) is for any reason held unavailable (otherwise than in accordance with the provision stated therein), the Partnership shall contribute to the aggregate costs of satisfying any loss, damage, liability or expense sought to be charged against or incurred by any Indemnitee in such proportion as is appropriate to reflect the relative benefits received by the

Partnership on the one hand and the Dealers on the other from the offering of the Notes. For purposes of this paragraph 8(b), the “relative benefits” received by the Partnership shall be equal to the aggregate net proceeds received by the Partnership from Notes sold pursuant to this Agreement and the “relative benefits” received by each Dealer shall be equal to the aggregate commissions and fees earned by such Dealer hereunder.

9.             The Dealers and the Partnership hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)  Offers and sales of the Notes by or through the Dealers shall be made only to:  (i) investors reasonably believed by the applicable Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)  Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)  No “general solicitation or general advertising” within the meaning of Regulation D shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the other parties hereto, no party hereto shall issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes.

(d)  No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)  Offers and sales of the Notes by the Partnership through a Dealer acting as agent for the Partnership shall be made in accordance with Rule 506 under the Securities Act, and shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each master note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)  Each Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Partnership and the applicable Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Partnership may be obtained.

(g)  The Partnership agrees, for the benefit of the Dealers and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the

Partnership shall not be subject to Section 13 or 15(d) of the Exchange Act, the Partnership will furnish, upon request and at its expense, to the Dealers and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)  In the event that any Note offered or to be offered by the Dealers would be ineligible for resale under Rule 144A, the Partnership shall immediately notify the Dealers (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealers an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)  The Partnership will give the Dealers prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes or the Issuing Agreement, including a complete copy of any such amendment, modification or waiver.

(j)  The Partnership shall, whenever there shall occur any adverse change in the financial condition or operations of the Partnership and its subsidiaries considered as one enterprise or any other adverse development or occurrence in relation to the Partnership that, in either case, would be material to holders of the Notes or potential holders of the Notes (including any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the Partnership’s securities by any nationally recognized statistical rating organization which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealers (by telephone, confirmed in writing) of such change, development or occurrence.

(k)  The Partnership will take all such action as the Dealers may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign partnership in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

10.           The Partnership hereby represents and warrants to each Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)  The Partnership hereby confirms to each Dealer that within the preceding six months neither the Partnership nor any person other than the Dealers acting on behalf of the Partnership has offered or sold any Notes, or any substantially similar security of the Partnership to, or solicited offers to buy any such security from, any person other than the Dealers; provided, that the parties hereto acknowledge that, within the preceding six months, BancAmerica and Goldman have offered and sold commercial paper notes and extendible commercial notes on behalf of the Partnership as pursuant to the 1999 Dealer Agreement and extendible commercial notes dealer agreement, respectively, each dated as of December 14, 1999, among BancAmerica, Goldman and the Partnership. The Partnership also agrees that as long as the Notes are being offered for sale by the Dealers as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Partnership nor any person other than the Dealers will offer the Notes or any substantially similar security of the Partnership for sale to, or solicit offers to buy any such security from, any person other than the Dealers if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the exemption from the registration requirements of the Security Act provided by Section 4(2) thereof for the offer and sale of the Notes, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act and shall survive any termination of this Agreement. The Partnership hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Partnership or some other party or parties.

(b)  The Partnership represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Partnership determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Partnership shall give the Dealers at least five business days’ prior written notice to that effect. The Partnership shall also give the Dealers prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that a Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, such Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

11.           The following are definitions for certain terms used in this Agreement:

(a)  “Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

(b)  “Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

(c)  “Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

(d)  “Regulation D” shall mean Regulation D (Rules 501 et seq.) under the Securities Act.

(e)  “Rule 144A” shall mean Rule 144A under the Securities Act.

12.           This Agreement may be terminated by the Partnership or either Dealer, with respect to such Dealer, upon thirty days’ written notice to the Dealers or the Partnership, as the case may be. Any such termination, however, shall not affect the obligations of the Partnership under Sections 8 and Section 14 hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.           This Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective successors and assigns, but no other person, partnership, association, company or corporation.

14.           The Partnership and each Dealer agree that any suit, action or proceeding brought by the Partnership against a Dealer, or by a Dealer against the Partnership, in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH DEALER AND THE PARTNERSHIP WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.           This Agreement is not assignable by the Partnership without the written consent of the Dealers or by a Dealer without the consent of the Partnership; provided, however, that, upon prior written notice, a Dealer may assign its rights and obligations under this Agreement to any affiliate of such Dealer.

16.           The Partnership acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the applicable Dealer, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Dealer is and has been acting solely as a dealer and is not the fiduciary, or, except to the extent expressly set forth herein, the agent, of the Partnership or its unitholders, creditors, employees or any other party, (iii) each Dealer has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Dealer has advised or is currently advising the Partnership on other matters) and the Dealers have no obligation to the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership, and (v) the Dealers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17.           Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth as follows:

For the Partnership:

Address:	1345 Avenue of the Americas New York, New York 10105

Attention:	Treasury
Telephone number:	212-823-3232
Fax number:	212-823-3250

For Banc of America Securities LLC:

Address:	600 Montgomery Street
CA5-801-15-31
San Francisco, California 94111

Attention:	Short-Term Fixed Income
Telephone number:	415-913-3689
Fax number:	415-913-6288

For Merrill Lynch Money Markets Inc.:

Address:	World Financial Center, 11th Floor New York, New York 10080

Attention:	Money Markets Origination
Telephone number:	212-449-3264
Fax number:	212-449-8939

If the foregoing accurately reflects our agreement, please sign the enclosed copy in the space provided below and return it to the undersigned.

The parties hereto have caused the execution of this Agreement on the date first provided above.

AllianceBernstein L.P.

By:	/s/ John J. Onofrio, Jr.
	Name:	John J. Onofrio, Jr.
	Title:	Vice President and Treasurer

Banc of America Securities LLC

By:	/s/ Robert J. Porter
	Name:	Robert J. Porter
	Title:	Managing Director

Merrill Lynch Money Markets Inc.

By:	/s/ Robert J. Little
	Name:	Robert J. Little
	Title:	Managing Director

EXHIBIT A

FORM OF LEGEND FOR
PRIVATE PLACEMENT MEMORANDUM AND NOTES

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE NOTES, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS (A) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND THAT EITHER IS PURCHASING NOTES FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE OTHER ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO BANC OF AMERICA SECURITIES LLC, MERRILL LYNCH MONEY MARKETS INC. OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT

AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

A-2